UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

MISONIX, INC.

(by Misonix, LLC, as successor by merger to Misonix, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-10986	84-1856018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1938 New Highway, Farmingdale, New York, 11735

(Address of principal executive offices, including zip code)

(631) 694-9555

(Registrant’s Telephone number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0001 par value	MSON	The NASDAQ Global Market

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Agreement and Plan of Merger, dated July 29, 2021, by and among Bioventus Inc. (“Bioventus”), Oyster Merger Sub I, Inc., a Delaware corporation, and a wholly owned subsidiary of Bioventus (“Merger Sub I”), Oyster Merger Sub II, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Bioventus (“Merger Sub II”), and Misonix, Inc., a Delaware corporation (“Misonix”), as may be amended from time to time (the “Merger Agreement”), which provided for, among other things, (a) the merger of Merger Sub I with and into Misonix, with Misonix surviving as a wholly-owned subsidiary of Bioventus (the “First Merger”) and (b) immediately following the consummation of the First Merger, the merger of Misonix with and into Merger Sub II, with Merger Sub II surviving as Misonix, LLC (the “Second Merger” and together with the First Merger, the “Mergers”). Capitalized terms used herein but not defined shall have the respective meanings assigned to them in the Merger Agreement.

The Mergers were consummated on October 29, 2021 (the “Closing Date”). At the effective time of the First Merger (the “First Effective Time”), each share of common stock, par value $0.0001 per share, of Misonix (“Misonix Common Stock”) issued and outstanding immediately prior to the First Effective Time (other than the shares that were owned by Bioventus, Misonix, Merger Sub I or Merger Sub II and shares of any dissenting holders who are entitled to and have properly asserted appraisal rights) was converted into the right to receive, either an amount in cash equal to $28.00 or 1.6839 validly issued, fully paid and non-assessable shares of Class A common stock of Bioventus, $0.001 par value per share (each share, a “Bioventus Share”), based on the election of the holder thereof in accordance with the terms of the Merger Agreement (and subject to proration as provided therein). No fractional shares were issued in the First Merger and the value of any fractional Bioventus Shares that a former holder of Misonix Common Stock would otherwise be entitled to receive will be paid in cash.

Per the terms of the transactions described in the Merger Agreement, approximately 18,340,790 Bioventus Shares will be issued in connection with the First Merger to former Misonix stockholders, and former Misonix stockholders will own approximately 24.4% of the common equity of Bioventus following the consummation of the First Merger.

The issuance of Bioventus Shares pursuant to the terms of the Merger Agreement were registered under the Securities Act of 1933, as amended, pursuant to Bioventus’ Registration Statement on Form S-4 filed by Bioventus with the Securities and Exchange Commission (the “SEC”) on September 8, 2021, as amended by Amendment No. 1 to the Form S-4 filed with the SEC on September 22, 2021, and declared effective by the SEC on September 24, 2021.

Item 1.02 Termination of a Material Definitive Agreement.

Silicon Valley Bank Credit Facility

In connection with the consummation of the Mergers, on October 27, 2021, Misonix and its subsidiaries terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under that certain Loan and Security Agreement, dated December 26, 2019, by and among Misonix, Solsys Medical, LLC, Misonix OpCo, Inc. and Silicon Valley Bank (as amended from time to time, including pursuant to the First Loan Modification Agreement, dated January 6, 2020, and the Second Loan Modification Agreement, dated June 30, 2020, the “SVB Credit Agreement”). In connection with the termination of the SVB Credit Agreement, on October 27, 2021, all outstanding obligations for principal, interest and fees under the SVB Credit Agreement were paid off in full, and all liens securing such obligations and any letter of credit or hedging obligations permitted by the SVB Credit Agreement to be secured by such liens and guarantees of such obligations were released.

SWK Credit Facility

In connection with the consummation of the Mergers, on October 29, 2021, Misonix and its subsidiaries terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under that certain Amended and Restated Credit Agreement, dated September 27, 2019, by and among Misonix, Solsys Medical, LLC and SWK Funding LLC, as administrative agent for the other lenders (as amended from time to time, including pursuant to the First Amendment, dated December 23, 2019 and the Second Amendment, dated June 30, 2020, the “SWK Credit Agreement”). In connection with the termination of the SWK Credit Agreement, on October 29, 2021, all outstanding obligations for principal, interest and fees under the SWK Credit Agreement were paid off in full, and all liens securing such obligations and any letter of credit or hedging obligations permitted by the SWK Credit Agreement to be secured by such liens and guarantees of such obligations were released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger Consideration

As discussed in the Introductory Note, on October 29, 2021, the Mergers were consummated in accordance with the terms of the Merger Agreement. At the First Effective Time, each share of Misonix Common Stock issued and outstanding immediately prior to the First Effective Time (other than the shares that were owned by Bioventus, Misonix, Merger Sub I or Merger Sub II and shares of any dissenting holders who are entitled to and have properly asserted appraisal rights) was converted into the right to receive, either an amount in cash equal to $28.00 or 1.6839 validly issued, fully paid and non-assessable Bioventus Shares, based on the election of the holder thereof in accordance with the terms of the Merger Agreement (and subject to proration as provided therein). No fractional shares were issued in the First Merger and the value of any fractional Bioventus Shares that a former holder of Misonix Common Stock would otherwise be entitled to receive will be paid in cash.

Holders of Misonix Common Stock had the right to elect to receive for each share of Misonix Common Stock they held either (i) 1.6839 Bioventus Shares (the “stock election consideration”) or (ii) $28.00 (the “cash election consideration”). However, the maximum cash amount payable by Bioventus was an amount equal to $10.50 multiplied by the number of shares of Misonix Common Stock outstanding shortly prior to the completion of the transaction, or 17,427,170 shares. As such, the maximum cash payable by Bioventus in the First Merger was $182,985,285. The election results with respect to the form of consideration were as follows:

•	Holders of approximately 10,670,441 shares of Misonix Common Stock outstanding immediately prior to the First Effective Time elected to receive the cash election consideration.

•	Holders of approximately 5,695,481 shares of Misonix Common Stock outstanding immediately prior to the First Effective Time elected to receive the stock election consideration.

•	Holders of approximately 1,061,248 shares of Misonix Common Stock outstanding immediately prior to the First Effective Time made no election.

Because the aggregate amount of cash elected to be received by holders of Misonix Common Stock ($298,772,348) exceeded the maximum cash amount of $182,985,285, the number of shares of Misonix Common Stock electing to receive the cash consideration was reduced on a pro rata basis and the remainder of the shares of Misonix Common Stock were paid the stock consideration of 1.6839 Bioventus Shares, in accordance with the Merger Agreement. Accordingly, holders of Misonix Common Stock who validly elected to receive cash election consideration will receive approximately $17.15 in cash and 0.6525 Bioventus Shares, subject to rounding described in the Merger Agreement and cash in lieu of fractional shares each of which may result in variances on a holder-by-holder basis. The aggregate consideration to be paid in the Mergers is equal to $182,988,466.76 in cash and 18,340,790 Bioventus Shares, taking into account rounding described in the Merger Agreement and cash in lieu of fractional shares.

Treatment of Options

Additionally, at the First Effective Time, each outstanding option to purchase Misonix Common Stock (“Misonix Option”) held by an individual who, as of immediately after the First Effective Time, constituted an “employee” of Bioventus within the meaning of Form S-8 (each an “Assumed Misonix Option”) was assumed by Bioventus and converted into a right to purchase Bioventus Shares on the same terms and conditions that applied to the Assumed Misonix Option immediately prior to the First Effective Time, provided that, the number of Bioventus Shares subject to each Assumed Misonix Option and the exercise price of each Assumed Misonix Option was adjusted by the Option Exchange Ratio (as defined in the Merger Agreement) and each Assumed Misonix Option became fully vested immediately upon the First Effective Time. Effective as of the First Effective Time, each Misonix Option that was not an Assumed Misonix Option and that was outstanding and unexercised was settled in cash immediately prior to the First Effective Time for an amount equal to the excess of the Average Company Stock Price (as defined in the Merger Agreement) over the per-share exercise price of each such Misonix Option.

The foregoing description of the Mergers and the Merger Agreement, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On October 29, 2021, in connection with the consummation of the Merger, Misonix notified The Nasdaq Global Select Market (“Nasdaq”) that the Mergers had been consummated and requested that the trading of Misonix Common Stock on Nasdaq be suspended prior to market open on October 29, 2021 and that the listing of the shares of Misonix Common Stock on Nasdaq be withdrawn. In addition, Misonix requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of the shares of Misonix Common Stock from Nasdaq and to deregister the shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Misonix intends to file with the SEC a Form 15 suspending Misonix’s reporting obligations under Sections 13 and 15(d) of the Exchange Act pursuant to Section 12(g) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As of the First Effective Time, holders of Misonix Common Stock immediately prior to the First Effective Time ceased to have any rights as common stockholders of Misonix (other than the right to receive the merger consideration or as provided by law).

Item 5.01. Changes in Control of Registrant.

Upon the First Effective Time, a change in control of Misonix occurred, and Misonix became a direct, wholly-owned subsidiary of Bioventus.

The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the First Merger, immediately following the First Effective Time, (i) pursuant to the requirements of the Merger Agreement, Patrick J. Beyer, Michael Koby, Paul LaViolette, Thomas M. Patton, and Stavros Vizirgianakis (constituting all members of the Misonix Board of Directors) resigned as directors of Misonix and its subsidiaries and (ii) each of Mr. Vizirgianakis, Chief Executive Officer, Joseph P. Dwyer, Chief Financial Officer, Sharon W. Klugewicz, Chief Operating Officer, Robert S. Ludecker, Senior Vice President of Global Sales and Marketing, and Jay Waggoner, Senior Vice President of Sales - Wound, each resigned from all positions as officers of Misonix and its subsidiaries and, as a result, ceased to be executive officers of Misonix, and Messrs. Vizirgianakis and Dwyer will receive severance benefits consistent with the terms of their employment agreements. The respective resignations of the foregoing directors and officers of Misonix were not a result of any disagreements between Misonix and any of the directors or officers on any matter relating to Misonix’s operations, policies or practices.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the First Merger and pursuant to the Merger Agreement, (a) at the First Effective Time, the Restated Certificate of Incorporation and By-laws of Misonix, as in effect immediately prior to the First Effective Time, continued to be the certificate of incorporation and by-laws of Misonix, as the surviving corporation in the First Merger and (b) at the effective time of the Second Merger (the “Second Effective Time”), the certificate of formation and limited liability company agreement of Merger Sub II in effect immediately prior to the Second Effective Time continued to be the certificate of formation and limited liability company agreement of Merger Sub II, as the surviving company in the Second Merger under the name Misonix, LLC, until thereafter amended as provided in the Merger Agreement. Copies of the certificate of formation of Merger Sub II and the limited liability company agreement of Misonix, LLC are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 29, 2021, by and among Misonix, Bioventus, First Merger Sub and Second Merger Sub (incorporated by reference to Exhibit 2.1 of Misonix’s Current Report on Form 8-K filed on July 29, 2021)

3.1	Certificate of Formation of Merger Sub II

3.2	Limited Liability Company Agreement of Misonix, LLC

104	Cover Page Interaction Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Misonix, LLC, as successor by merger to Misonix, Inc.

	By:	/s/ Anthony D’Adamio
Dated: October 29, 2021		Name: Anthony D’Adamio Title: Secretary